Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 22, 2012 relating to the financial statements of Objet Ltd. (the “Company”), which appears in the Company’s Registration Statement on Form F-4 (File No. 333-182025) filed with the Securities and Exchange Commission on June 8, 2012.

/s/ Kesselman & Kesselman

Kesselman & Kesselman
Certified Public Accountants (Isr.)
A member of PricewaterhouseCoopers International Limited

Tel Aviv, Israel
September 3, 2013

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